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                                                                    EXHIBIT 12.1

                               REXENE CORPORATION
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (1)
                                 (IN THOUSANDS)

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
                                                                                               NINE         NINE
                                                                                              MONTHS       MONTHS     NINE MONTHS
                                               THREE MONTHS                                   ENDED        ENDED         ENDED
                                                  ENDED        YEAR ENDED     YEAR ENDED    SEPTEMBER    SEPTEMBER     SEPTEMBER
                                               DECEMBER 31,   DECEMBER 31,   DECEMBER 31,      30,          30,           30,
                                                   1992           1993           1993          1993         1994         1994
                                               ------------   ------------   ------------   ----------   ----------   -----------
                                                                             (PRO FORMA)                              (PRO FORMA)
Net income (loss)............................    $ (6,528)      $(25,243)      $(11,944)     $(19,635)    $ 6,153       $16,504
Income tax expense (benefit).................      (3,908)        (8,940)          (789)       (4,319)      4,329        10,673
                                               ------------   ------------   ------------   ----------   ----------   -----------
Income (loss) before income taxes............     (10,436)       (34,183)       (12,733)      (23,954)     10,482        27,177
                                               ------------   ------------   ------------   ----------   ----------   -----------
Adjustments to arrive at earnings:
  Fixed charges:
    Interest charges.........................      12,972         51,093         29,091        38,230      38,953        21,819
    Estimated interest factor on rental
     expense.................................         675          2,543          2,543         1,751       1,855         1,855
                                               ------------   ------------   ------------   ----------   ----------   -----------
    Fixed charges............................      13,647         53,636         31,634        39,981      40,808        23,674
                                               ------------   ------------   ------------   ----------   ----------   -----------
  Capitalized interest.......................         312          1,259            707         1,288         982           543
                                               ------------   ------------   ------------   ----------   ----------   -----------
  Earnings...................................    $  2,899       $ 18,194       $ 18,194      $ 14,739     $50,308       $50,308
                                               ------------   ------------   ------------   ----------   ----------   -----------
                                               ------------   ------------   ------------   ----------   ----------   -----------
Ratio of earnings to fixed charges (1).......      --             --             --            --            1.23          2.13
                                               ------------   ------------   ------------   ----------   ----------   -----------
                                               ------------   ------------   ------------   ----------   ----------   -----------

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(1)  The  ratio of earnings to fixed charges for the nine months ended September
     30, 1992 has not been presented because such information is not comparable to the information for periods after September 30, 1992, the date of the consummation of the Reorganization.

(2) Earnings were insufficient to cover fixed charges in the historical periods ended December 31, 1992, December 31, 1993 and September 30, 1993 by $10.7 million, $35.4 million and $25.2 million, respectively. Earnings were insufficient to cover fixed charges for the pro forma year ended December 31, 1993 by $13.4 million.
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